ELITE PHARMACEUTICALS ANNOUNCES RESULTS OF
ANNUAL MEETING OF STOCKHOLDERS

Northvale, New Jersey, October 19, 2011: Elite Pharmaceutical, Inc.’s ("Elite" or the “Company") (OTCBB: ELTP) today announced that all  resolutions proposed at the Company’s October 18th Annual Meeting of Stockholders were duly passed.

At the Annual Meeting, stockholders re-elected directors Jerry Treppel, Ashok Nigalaye, Jeenarine Narine, Ram Potti, Barry Dash, Chris Dick and Jeffrey Whitnell.  The stockholders also authorized the increase of the number of common stock; granted discretionary authority to the Board of Directors until December 31, 2012 to change the Company’s state of Incorporation from Delaware to Nevada; and ratified the appointment of Demetrius & Company, LLC as the independent auditors to the Company’s financial statements for fiscal year ending March 31, 2012.

Jerry Treppel, Chairman & CEO of Elite commented, “I would like to thank all of our stockholders who participated in the voting of their shares at our Annual Meeting of Stockholders.  We are pleased to have received the confidence of our stockholders  to allow management to continue to address legacy issues which will enable  the company to move forward. The passage of the proposal for the Company to reincorporate in Nevada, for instance, will allow precious resources to remain in house working for our stockholders rather than being used to pay high franchise fees. Also, despite the unexpected loss of certain products earlier this year, the company has launched two new products this year.  Elite will continue to introduce additional products to the market and will continue to enhance our product pipeline. Furthermore our manufacturing facility expansion that is under development will substantially enhance Elite’s revenue and earnings.  We, the employees, the management team, and the Board of Directors of Elite remain focused and committed to the company’s future and to creating shareholder value.”

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. develops oral sustained and controlled release products. Elite's strategy includes assisting partner companies in the life cycle management of products, to improve off-patent drug products, and developing generic versions of controlled release drug products with high barriers to entry. Elite has four ANDA products partnered with TAGI Pharma; one ANDA has launched, two ANDAs are in the process of a manufacturing site transfer and an additional ANDA is currently under review by the FDA. Elite’s lead pipeline products, ELI-216, a once-daily abuse resistant oxycodone, and ELI-154, a once-daily oxycodone, are novel sustained release oral formulations of opioids for the treatment of chronic pain, which address two of the limitations of existing oral opioids: the provision of consistent relief of baseline pain levels and deterrence of potential abuse.  Elite also has partnered with Mikah Pharma to develop a new product and with Hi-Tech Pharmacal to develop an intermediate for a generic product.  Elite also performs contract manufacturing services.  Elite operates a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.

This news release contains forward-looking statements, including those related to the preliminary nature of the clinical program results and the potential for further product development, that involve known and unknown risks, delays, uncertainties and other factors not under the control of Elite, which may cause actual results, performance or achievements of the companies to be materially different from the results, performance or other expectations implied by these forward-looking statements. In particular, because substantial future testing will be required prior to approval, the results described above may not be supported by additional data or by the results of subsequent trials. These risks and other factors, including the timing or results of pending and future clinical trials, regulatory reviews and approvals by the Food and Drug Administration and other regulatory authorities, and intellectual property protections and defenses, are discussed in Elite's filings with the Securities and Exchange Commission such as the 10K, 10Q and 8K reports. Elite undertakes no obligation to update any forward-looking statements.

Contact:
For Elite Pharmaceuticals, Inc.
Dianne Will, Investor Relations, 518-398-6222
Dianne@elitepharma.com
www.elitepharma.com